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EXHIBIT 99.1

News
Contact: Media: Robert Grupp 610-738-6402 rgrupp@cephalon.com
Investors: Robert S. (Chip) Merritt 610-738-6376 cmerritt@cephalon.com

Cephalon, Inc. Learns of Generic Modafinil Filing

Company Intends to Vigorously Defend the Product's 2014 Patent

West Chester, PA—February 5, 2003—Cephalon, Inc. (Nasdaq: CEPH) reported today that the U.S. Food and Drug Administration (FDA) has accepted an abbreviated new drug application (ANDA) for a generic form of modafinil, the active ingredient found in the company's PROVIGIL® Tablets [C-IV].

        Even if an ANDA application eventually is approved by the FDA, it will be years before a generic equivalent modafinil product can be sold in the United States. PROVIGIL is protected in the United States by a patent that does not expire until 2014 and that covers the pharmaceutical composition of the form of modafinil contained in PROVIGIL. PROVIGIL also was granted orphan drug exclusivity that prevents the approval of any ANDA for a modafinil product prior to June 2006, provided the FDA grants the company a six-month extension to the December 2005 orphan drug exclusivity upon completion of a pediatric study.

        "We have anticipated the possibility of a filing for some time, and we believe that our patent position for this product is strong," said John E. Osborn, Senior Vice President and General Counsel of Cephalon. "We will thoroughly evaluate any filing when it becomes available to us, and we are prepared to vigorously protect our intellectual property rights."

        PROVIGIL was approved by the FDA for the treatment of excessive daytime sleepiness associated with narcolepsy in December 1998 and was launched in the United States by Cephalon in February 1999. In December 2002, the company filed a Supplemental New Drug Application with the FDA seeking to expand its U.S. labeling to cover the treatment of excessive sleepiness associated with disorders of sleep and wakefulness in adults.

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SOURCE: Cephalon, Inc. • 145 Brandywine Parkway •West Chester, PA 19380-4245 • (610) 344-0200 • Fax (610) 344-0065

Cephalon, Inc.

        Founded in 1987, Cephalon, Inc. is an international biopharmaceutical company dedicated to the discovery, development and marketing of innovative products to treat sleep and neurological disorders, cancer and pain.

        Cephalon currently employs approximately 1,500 people in the United States and Europe. U.S. sites include the company's headquarters in West Chester, Pennsylvania, and offices and manufacturing facilities in Salt Lake City, Utah. Cephalon also has European operations in the United Kingdom, France and Germany.

        The company currently markets three proprietary products in the United States: PROVIGIL, GABITRIL® (tiagabine hydrochloride) and ACTIQ® (oral transmucosal fentanyl citrate) [C-II] and more than 20 products internationally. Further information about Cephalon and full prescribing information on its U.S. products is available at www.cephalon.com or by calling 1-800-896-5855.

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        In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Cephalon's current expectations or forecasts of future events. These may include statements regarding potential generic competition and our responses thereto, the strength of the PROVIGIL patent position, anticipated scientific progress on its research programs, development of potential pharmaceutical products, interpretation of clinical results, prospects for regulatory approval, manufacturing development and capabilities, market prospects for its products, sales and earnings guidance, and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe" or other words and terms of similar meaning. Cephalon's performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Cephalon does not intend to update publicly any forward-looking statement, except as required by law. The Private Securities Litigation Reform Act of 1995 permits this discussion.

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SOURCE: Cephalon, Inc. • 145 Brandywine Parkway •West Chester, PA 19380-4245 • (610) 344-0200 • Fax (610) 344-0065

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  EXHIBIT 99.1
Cephalon, Inc. Learns of Generic Modafinil Filing